UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018 (May 23, 2018)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of Shareholders (the “Annual Meeting”) of Tronox Limited (the “Company”) was held on May 23, 2018.

(b) At the Annual Meeting, shareholders voted in favor of (i) the election of the directors listed below; (ii) the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm; (iii) approving, on a non-binding advisory basis, the compensation of our named executive officers and (iv) approving special resolution authorizing financial assistance pursuant to Australian law.

The final voting results for each of these proposals are as follows:

Proposal 1(a). Election of Class A directors (elected by the holders of Class A ordinary shares of the Company). To elect seven Class A directors to terms expiring in 2019. This proposal received the required affirmative vote of holders of a majority of the votes cast and the directors were elected.

Nominee	Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
Jeffry N. Quinn	70,862,885	98.44%	1,118,387	1.55%	5,489	.01%	8,270,821
Ilan Kaufthal	71,361,569	99.13%	616,360	.86%	8,832	.01%	8,270,821
Peter Johnston	71,243,597	98.97%	737,679	1.02%	5,485	.01%	8,270,821
Wayne A. Hinman	71,169,254	98.87%	808,656	1.12%	8,851	.01%	8,270,821
Andrew P. Hines	71,269,113	99.00%	683,698	.95%	33,950	.05%	8,270,821
Sipho Nkosi	71,190,419	98.89%	791,157	1.10%	5,185	.01%	8,270,821
Ginger Jones	71,733,489	99.65%	226,431	.31%	26,841	.04%	8,270,821

Proposal 1(b). Election of Class B directors (elected by the holders of Class B ordinary shares of the Company). To elect two Class B directors to terms expiring in 2019. This proposal received the required affirmative vote of holders of a plurality of the votes cast and the directors were elected.

Nominee	Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
Daniel Blue	28,729,280	100%	0	0	0	0	0
Mxolisi Mgojo	28,729,280	100%	0	0	0	0	0

Proposal 2. To ratify the appointment of the Tronox Limited independent registered public auditor. This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
107,932,348	99.03%	1,011,277	.93%	43,237	.04%	0

Proposal 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay”). This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
94,088,955	93.42%	6,067,311	6.02%	559,775	.56%	8,270,821

Proposal 4. To approve special resolution authorizing financial assistance pursuant to Australian law. This proposal received the required affirmative vote of holders of at least 75% of the votes cast and was approved.

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
99,283,524	98.58%	1,403,393	1.39%	29,124	.03%	8,270,821

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Jeffrey N. Neuman
Date: May 30, 2018	Name:	Jeffrey N. Neuman
	Title:	Senior Vice President, General Counsel and Secretary